UNITED STATES

                        SECURITIES AND EXCHANGE COMMISION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 12, 2003

                               Patriot Gold Corp.

             (Exact name of registrant as specified in its charter)

           Nevada                        000-32919              86-0947048
           ------                        ---------              ----------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)


                               102 Donaghy Avenue

                      North Vancouver, B.C., Canada V7P 2L5

                    (Address of principal executive offices)

                                  604-922-8470

              (Registrant's telephone number, including area code)

                             Northern Ostrich Corp.

                              3756 West 2nd Avenue

                         Vancouver, B.C., Canada V6R 1J9

         (Former name or former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant.

         On June 12th, 2003, Patriot Gold Corp., f/k/a Northern Ostrich Corp. (the "Registrant") issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Bruce Johnstone, a director/officer of the Registrant, in consideration for his services to the Registrant; this issuance having been previously approved by a vote of both the Board of Directors and the majority stockholders. Each Series A 7% Redeemable Preferred Share has the right to vote with the common shares on all matters requiring stockholder vote, including without limitation the election of directors. By this issuance, Mr. Johnstone holds 57.66% of the total issued and outstanding stock of the Registrant (calculated as of the post common stock forward split date of June 17, 2003 described below).

Item 5. Other Events and Regulation FD Disclosure.

          On May 6th, 2003, the Board of Directors of the Registrant passed a resolution to amend the Registant's Articles of Incorporation to (i) authorize up to 20,000,000 shares of a new class of undesignated Preferred Stock and (ii) change the name of the company to "Patriot Gold Corp.". On the same date, this resolution was adopted by a vote of the majority stockholders of the Registrant.

          On June 11th, 2003, the Registrant filed with the State of Nevada the amended articles of incorporation, and changed the company name from Northern Ostrich Corp. to Patriot Gold Corp. Also upon this filing, a series of Preferred Stock consisting of 13,500,000 shares to be designed as the Series A 7% Redeemable Preferred Shares was created.

          On June 13th, 2003, two stockholders returned a total of 700,000 shares of common stock to the Registrant for cancellation.

          On June 17th, 2003, each issued and outstanding share of common stock of the Registrant was forward split at a rate of one for seven and six-tenths (1:7.6) so that each share of common stock of the Registrant shall be equal to
7.6 shares; this split having been previously adopted by a vote of the Board of Directors on June 10th, 2003.

          On June 17th, 2003, the Registrant received a new trading symbol to reflect the company name change and forward split of the common stock. The new trading symbol is PGOL.

          On June 23rd, 2003 the Board of Directors of the Registrant adopted a resolution to (i) increase the number of positions on the Board to a total of three and (ii) to appoint to the newly created positions Mr. Robert A. Sibthorpe of Vancouver, B.C. and Mr. Robert D. Coale of Agoura Hills, CA.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Patriot Gold Corp.
                                  (Registrant)

                             By: /s/ Bruce Johnstone

                             Bruce Johnstone, Chairman, President,
                             Chief Executive and Operating Officer and Secretary

Date:  June 25, 2003